United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14c information

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
☐	Definitive Information Statement

aurora gold corporation
(Name of Registrant As Specified In Chapter)

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Schedule 14c - Information Statememt	Page2

Preliminary Copy

aurora gold corporation

(a Delaware corporation)

Information Statement

Date first mailed to stockholders: ◆, 2013

c/o Coresco AG

Level 3, Gotthardstrasse 20

6304 Zug, Switzerland

(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1. Information Required by Items of Schedule 14A.

a.	Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Aurora in connection with the prior approval by the board of directors of Aurora, and receipt by the board of approval by written consent of the holders of a majority of Aurora’s outstanding shares of common stock, of a resolution to,

1.	approve a consolidation of the issued and outstanding shares of common stock of Aurora, without correspondingly decreasing the number of authorized shares of common stock, on a five “old” shares for every one “new” share basis, which will result in a decrease of Aurora’s issued and outstanding share capital from 249,144,706 shares to approximately 49,828,942 shares of common stock, not including any rounding up of fractional shares to be issued on consolidation;

2.	approve a change of the par value of the shares of common stock of Aurora from a pre-consolidated par value of $0.001 per share to an amended par value of $0.005 per share; and

3.	amend Article Fourth of the Articles of Aurora as follows:

“FOURTH. The authorized capital stock of this Corporation shall consist of 300 Million (300,000,000) shares of common stock with a par value of $0.005 per share.”

(collectively, the “Resolutions”).

Section 228 of the Delaware General Corporation Law and the By-laws of Aurora provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On July 24, 2013, the board of directors of Aurora approved and recommended the Resolutions. Subsequently, the holders of a majority of the voting power signed and delivered to Aurora written consents representing at least 57.4% of the voting shares of common stock approving the Resolutions, in lieu of a meeting. Since the holders of the required majority of shares of common stock have approved the Resolutions, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Aurora has obtained all necessary corporate approvals in connection with the Resolutions and your consent is not required and is not being solicited in connection with the approval of the Resolutions. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolutions will not become effective until (i) the date the Company receives confirmation from FINRA regarding the approval and effective date of the corporate action, or, (ii) such later date as approved by the board of directors, in its sole discretion. The Certificate of Amendment will be filed with the Secretary of State of Delaware and is expected to become effective on or about September ◆, 2013.

Aurora Gold Corporation

Schedule 14c - Information Statememt	Page3

This Information Statement is dated August ◆, 2013 and is first being mailed to stockholders on or about August ◆, 2013. Only stockholders of record at the close of business on July 24, 2013 are entitled to notice of the Resolutions and to receive this Information Statement.

Reasons for the Amendments to Articles

The amendment to the Articles of Incorporation of Aurora to consolidate its issued and outstanding shares of common stock is being made, in part, to provide Aurora with more flexibility and opportunities to conduct equity financings and to increase the liquidity of Aurora’s common stock and enhance Aurora’s ability to attract future financing.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. The additional unissued common stock that will be available for issuance following the approval of the Resolutions could have material anti-takeover consequences, including the ability of Aurora’s board of directors to issue additional shares of common stock without additional shareholder approval because unissued shares of common stock could be issued by Aurora’s board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further shareholder approval, Aurora’s board of directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover. In addition, because shareholders do not have preemptive rights under the Articles of Incorporation, the rights of existing shareholders may (depending on the particular circumstances in which the additional shares of common stock are issued) be diluted by any such issuance and increase the potential cost to acquire control of Aurora.

Also, the increase in the number of unissued shares of common stock that could be issued as a result of the approval of the Resolutions may affect the rights of existing holders of common stock to the extent that future issuances of shares of common stock reduce each existing shareholder’s proportionate ownership and voting rights in Aurora. In addition, possible dilution caused by future issuances of shares of common stock could be accompanied by a decline in the market price of Aurora’s shares, assuming a market for Aurora’s shares of common stock continues.

In proposing the Resolutions Aurora’s board of directors was, in part, motivated by its desire to provide sufficient shares to permit the acquisition of other assets and financial considerations, and not by the threat of any attempt to accumulate shares or otherwise gain control of Aurora. However, shareholders should nevertheless be aware that approval of Resolutions could facilitate future efforts to deter or prevent changes of control in the future.

Other than the Resolutions, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Aurora. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, Aurora currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

Aurora has no anti-takeover mechanisms present in its governing documents or otherwise. Aurora confirms that there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of Aurora’s Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Aurora or changing its Board of Directors and management. According to Aurora’s Articles of Incorporation and Bylaws, the holders of Aurora’s common stock do not have cumulative voting rights in the election of Aurora’s directors. The combination of the present ownership by a few stockholders of a significant portion of Aurora’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace Aurora’s Board of Directors or for a third party to obtain control of Aurora by replacing its Board of Directors.

Aurora Gold Corporation

Schedule 14c - Information Statememt	Page4

However, Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise, such as certain defensive strategies that include, but are not limited to, the adoption of a severance plan for management and key employees, which becomes effective upon the occurrence of a change in control, the establishment of a staggered board of directors, the elimination of the right to remove a director other than for cause, and the authorization of preferred stock, the rights and preferences of which may be determined by the board. None of these measures have been adopted by Aurora or will be adopted as part of the Resolutions.

Dissenters’ Right of Appraisal.

Under Delaware General Corporation Law and the Articles and By-laws of Aurora, holders of common stock of Aurora are not entitled to dissenters’ appraisal rights in connection with the Resolutions.

b.	Voting Securities and Principal Holders Thereof

As of July 24, 2013, there were 249,144,706 outstanding shares of common stock of Aurora, each of which was entitled to one vote for the purpose of approving the Resolutions. Stockholders of record at the close of business on July 24, 2013 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

Aurora confirms that there are no convertible securities in existence that are convertible into shares of common stock with the exception of an aggregate 9,650,000 stock options, which have all vested and are exercisable with various exercise prices ranging from $0.05 to 0.12 per option and various expiration dates ranging from October 16, 2016 to April 9, 2017.

(i)	Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of Aurora, the following table sets forth all persons beneficially owning more than 5% of the common stock of Aurora as at July 24, 2013. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
shares of common	Alltech Capital Limited	135,000,000	52.2%
stock	59/63 Line Wall Road, PO Box 199
	Gibraltar

[1] The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations.

[2] Based on 249,144,706 shares of common stock issued and outstanding as of July 24, 2013.

(ii)	Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]		(4) Percent of Class [2]
shares of	Agustin Gomez de Segura	6,228,896	[3]	2.4%[3]
common stock	c.Kerria 32, 3A Alcobendas
	Soto de la Moraleja, E-28109
	Madrid, Spain
shares of	Lars. M. Pearl	9,904,912	[4]	3.8%[4]
common stock	Hofnerstrasse 13
	6314 Unterageri, Switzerland
shares of	Ross Doyle	3,726,450	[5]	1.4%[5]
common stock	16 Erlibergstrasse
	6314 Unterageri, Switzerland
shares of	Vladimir Bernshtein	Nil		0%
common stock	11, Miniskaya St.
	Moscow 121108, Russia
shares of	Andrey Rastko	Nil		0%
common stock	70A, Yudahina Str.
	Bishkek 720044, Kyrgyz Republic
shares of	Directors and Executive Officers	19,860,258		7.6%
common stock	(as a group)

[1] The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations excepted as otherwise noted.

[2] Based on 249,144,706 shares of common stock issued and outstanding as of July 24, 2013 unless indicated otherwise.

[3] Beneficial owner has the right to acquire 2,900,000 stock options, which are vested and exercisable.

[4] Beneficial owner has the right to acquire 3,050,000 stock options, which are vested and exercisable.

[5] Beneficial owner has the right to acquire 2,100,000 stock options, which are vested and exercisable.

Aurora Gold Corporation

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(iii)	Changes in Control

Aurora is not aware of any other arrangement that may result in a change in control of Aurora.

Item 2.	Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3.	Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of Aurora’s outstanding shares of common stock approved the Resolutions on July 24, 2013.

At that time none of Aurora’s current or former officers or directors had any financial interest in the Resolutions except to the extent that they were shareholders of Aurora.

Except as otherwise described elsewhere, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in connection with the Resolutions that is not shared by all other holders of Aurora’s common stock. See “b. Voting Securities and Principal Holders Thereof” above.

Management has not received any notice of opposition to the Resolutions.

Item 4.  Proposals by Security Holders.

Not applicable as no shareholder proposals have been submitted.

Item 5.  Delivery of Documents to Security Holders Sharing an Address.

Aurora will only deliver one information statement to multiple shareholders sharing an address, unless Aurora has received contrary instructions from one or more of the shareholders.  Also, Aurora will promptly deliver a separate copy of this information statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written or oral request to Aurora at the following address and telephone number:

Aurora Gold Corporation

c/o Coresco AG

Level 3, Gotthardstrasse 20

6304 Zug, Switzerland

+41.41.711.0281

Aurora Gold Corporation

Schedule 14c - Information Statememt	Page6

Shareholders may also address future requests regarding delivery of information statements and/or annual reports by contacting Aurora at the address noted above.

Where You Can Find More Information.

Aurora files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information Aurora files at the Securities and Exchange Commission’s public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.  Aurora’s filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

By Order of the Board of Directors

/s/ Lars M. Pearl
Dated: August 5, 2013
Lars M. Pearl – President & CEO

Aurora Gold Corporation